Exhibit 99.1

News

February 11, 2014	Analyst Contact:	T.D. Eureste 918-588-7167

	Media Contact:	Brad Borror 918-588-7582

ONEOK Announces Tender Offer Final Results

TULSA, Okla. – Feb. 11, 2014 – ONEOK, Inc. (NYSE: OKE) today announced that it accepted for purchase approximately $152.6 million, or 21.8 percent, of its outstanding 4.25 percent notes due 2022, which were validly tendered and not validly withdrawn before the expiration date of its cash tender offer to purchase those notes and its 6.0 percent notes due 2035.

Based on results of the tender offer, none of the 6.0 percent notes due 2035 were accepted for purchase, and any tendered notes will be returned to holders.

The offer expired at 12:01 a.m. Eastern Standard Time on Feb. 11, 2014 (11:01 p.m. Central Standard Time on Feb. 10, 2014).

The amount of the 4.25 percent notes accepted for purchase was prorated by a factor of 0.348021, so that ONEOK only accepted notes up to a maximum payment amount of $150 million, excluding accrued and unpaid interest. All notes were prorated in accordance with the acceptance priority levels and procedures set forth in the Offer to Purchase dated Jan. 13, 2014.

The following table includes additional information regarding the final tender results:

	4.25 percent notes due 2022	6.0 percent notes due 2035
CUSIP Number	682680 AQ6	682680 AN3
Acceptance Priority Level	1	2
Aggregate Principal Amount Outstanding	$700 million	$400 million
Principal Amount Tendered	$438.7 million	$114.6 million
Percentage of Outstanding Amount Tendered	62.68	28.65
Principal Amount Accepted	$152.6 million	0
Percentage of Principal Amount Accepted	21.8	0
Total Consideration (1)	$983.07	$1,011.47
Tender Consideration (2)	$953.07	$981.47

(1)	Total consideration per $1,000 principal amount of notes includes the early tender payment of $30 per $1,000 principal amount of notes.
(2)	Per $1,000 principal amount of notes.

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ONEOK Announces Tender Offer Final Results

February 11, 2014

Holders of the 4.25 percent notes due 2022 whose notes were accepted for purchase by ONEOK in the tender offer will receive accrued and unpaid interest on their purchased notes from the last applicable interest payment date to, but not including, the payment date.

ONEOK made payment for all notes accepted for purchase, including payment of accrued and unpaid interest, on Feb. 11, 2014.

ONEOK retained Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC to serve as the lead dealer managers for the tender offer. ONEOK retained Deutsche Bank Securities Inc., Goldman, Sachs & Co. and U.S. Bancorp Investments, Inc. to serve as the co-dealer managers for the tender offer.

Questions about the tender offer may be directed to:

•	Morgan Stanley & Co. LLC

Phone: (800) 624-1808 (toll-free) or (212) 761-1057 (collect)

•	J.P. Morgan Securities LLC

Phone: (866) 834-4666 (toll free) or (212) 834-4811 (collect)

Requests for documentation may be directed to the tender agent for the offer:

•	D.F. King & Co., Inc.

Phone: (212) 269-5550

Email: ONEOK@dfking.com

This news release is not an offering of any securities nor is it a solicitation of an offer to buy any securities.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Dec. 31, 2013, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to the completion of our tender offer. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

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ONEOK Announces Tender Offer Final Results

February 11, 2014

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

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